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                                                                    Exhibit 99.1

                     IN THE UNITED STATES BANKRUPTCY COURT
                  FOR THE EASTERN DISTRICT OF NORTH CAROLINA
                               RALEIGH DIVISION



IN RE:
Athey Products Corp.
1839 South Main Street
Wake Forest, NC 27587                        Case No. 00-02736-5-ATS
TIN: 36-0753480
           Debtor
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                DISCLOSURE STATEMENT FOR PLAN OF REORGANIZATION
                             DATED APRIL 30, 2001
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     NOW COMES Athey Products Corporation, the debtor-in-possession (hereinafter referred to as the "Debtor"), pursuant to 11 U.S.C. Section 1125, and respectfully provides the following Disclosure Statement regarding the Debtor's Plan of Reorganization dated April 30, 2001 (the "Plan"). A copy of the Plan is attached hereto and incorporated by reference. Capitalized terms are defined in the Plan and shall have the meaning set forth therein.

INTRODUCTION

     On December 8, 2000 (the "Commencement Date"), the Debtor filed a voluntary petition in the U.S. Bankruptcy Court for the Eastern District of North Carolina (the "Court") seeking relief under Chapter 11 of the Bankruptcy Code and an Order for relief was entered in this proceeding. The Court provided notice to all creditors and interested parties of the Chapter 11 filing, and the Office of the Bankruptcy Administrator presided over the first meeting of creditors conducted pursuant to Section 341 of the Bankruptcy Code.

     Following the Commencement Date, the Debtor continued to operate its business and managed its property as a debtor-in-possession. The Debtor retained Nachman Hays Consulting, Inc., as management consultant, and after completion of a preliminary review and analysis by the consultant, the Debtor determined that a reorganization of the Debtor's business was not feasible and that a sale of the Debtor's assets while still a going concern would provide the greatest benefit to creditors and shareholders. Pursuant to various orders entered by the Court in response
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to the Debtor's motions and after notice and hearing, the Debtor liquidated substantially all of its assets by means of a sale to Five Star Manufacturing LLC ("Five Star") but continues in existence as a corporation organized and existing under Delaware law and a public company. The Debtor now proposes this Plan as a plan of reorganization and distribution of certain funds to its creditors in payment of Allowed Claims with interest at the Legal Rate and, provided all Allowed Claims are satisfied in full, the remainder of such funds pro rata among its existing Shareholders. As set forth in more detail below, the Reorganized Debtor will then wind up its corporate affairs, and upon distribution of all funds as herein provided this case will be closed and the Debtor will cease its corporate existence.

     As noted above, the Debtor has filed a plan of reorganization (the "Plan"), pursuant to which the Debtor seeks to reorganize its business and financial affairs by means of the orderly liquidation of its assets and distribution of proceeds. A copy of the Plan is attached hereto as Exhibit B and all creditors, shareholders, and other parties in interest are encouraged to read the Plan carefully and thoroughly and to review the Plan with their attorneys or other advisors to ascertain its terms, provisions, and conditions and the effect of the Plan on any Claims or Equity Interests which such persons may possess.

     Pursuant to the Bankruptcy Code, this Disclosure Statement (the "Disclosure Statement") has been presented to and conditionally approved by the Court. At the hearing to consider confirmation of the Plan, the Debtor will also ask the Court to finally approve the Disclosure Statement. Such approval is required by statute and does not constitute a determination by the Court as to the desirability of, or the value, adequacy, or suitability of any consideration offered thereunder, but such approval once obtained does indicate that the Court has determined that the Disclosure Statement contains adequate information to permit those claimants and other parties in interest whose acceptance of the Plan is solicited pursuant to this Disclosure Statement to make an informed judgment about the Plan. Interested parties are referred to 11 U.S.C. (S)1125, which reads, in part:

     (b) an acceptance or rejection of the plan may not be solicited after the commencement of the case under this title from a holder of a claim or interest with respect to such claim or interest, unless, at the time of or before such solicitation, there is transmitted to such holder the plan or a summary of the plan, and a written disclosure statement approved, after notice and a hearing, by the

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     court as containing adequate information. The court may approve a disclosure statement without a valuation of the Debtor or an appraisal of the Debtor's assets.

     (d) Whether a disclosure statement contains adequate information is not governed by any otherwise applicable non-bankruptcy law, rule, or regulation, but an agency or official whose duty it is to administer or enforce such a law, rule, or regulation may be heard on the issue of whether a disclosure statement contains adequate information. Such an agency or official may not appeal from, or otherwise seek review of an order approving a disclosure statement.

     (e) A person who solicits, in good faith and in compliance with the applicable provisions of this title, or who participates, in good faith and in compliance with the applicable provisions of this title in the offer, issuance, sale or purchase of a security, offered or sold under the plan, of the debtor, of an affiliate participating in a joint plan with the debtor, or of a newly organized successor to the debtor under the plan, is not liable, on account of such solicitation or participation, for violation of any applicable law, rule, or regulation governing the offer, issuance, sale, or purchase of securities.

     The Debtor has prepared this Disclosure Statement to disclose that information available to it which, in its opinion, is material, important and necessary to an evaluation of the Plan, and the material herein contained is intended solely for this purpose and the use of known creditors and equity interest holders of the Debtor. This Disclosure Statement may not be relied upon for any purpose other than a determination of how to vote on the Plan. Furthermore, the matters addressed and the discussions contained in this Disclosure Statement are not necessarily sufficient for the formulation of a judgement by any creditor or shareholder of the preferability of the Plan to any alternative thereto. However, the Debtor, as the proponent of the Plan, does support the Plan for the reasons explained herein and encourages each Creditor, Equity Interest holder, or other party in interest to accept the Plan by timely returning its ballot in favor of the Plan.

     The Disclosure Statement is submitted in accordance with Section 1125 of the Bankruptcy Code for the purpose of soliciting acceptance of the Plan from holders of certain classes of claims and interests. The only persons whose acceptance of the Plan is sought after, are those whose claims or interests are "impaired" by the Plan; i.e.-those whose claims or interests are altered by the Plan or who will not receive under the Plan the allowed amounts of their respective claims or interests in cash. Holders of those claims and interests which are not "impaired" are automatically deemed to have accepted the Plan.

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     If the Plan is rejected by one or more impaired classes of claims or interests held by the Debtor's creditors or equity interest holders, the Plan or a modification thereof may still be confirmed by the Court if the Court determines, among other things, that the Plan does not discriminate unfairly and is fair and equitable with respect to the rejecting class or classes of claims or interests impaired by the Plan. The Debtor will request such a determination (commonly referred to as a "cram down") if the Plan or modification thereof is not accepted by any one or more of the impaired classes of claims or interests. If the Plan or any modification thereof is not accepted by one or more of the impaired classes of claims or interests held by creditors or interested holders and is not confirmed by the Court pursuant to the cram down provisions of the Bankruptcy Code, the Debtor may convert this case to a proceeding under Chapter 7, a trustee would then be appointed, and the trustee would liquidate any remaining assets and distribute the remaining cash according to the priorities set forth in the Bankruptcy Code.

     By Order served on all parties in interest, the Court will set one or more hearings to consider the adequacy of the information contained in the Disclosure Statement and to consider confirmation of the Plan. A creditor or equity interest holder, in order to vote, must have filed a Proof of Claim or Interest on or before the date set by the Court as the Bar Date for filing all claims. However, any creditor or interest holder whose claim or interest is listed in the schedules filed by the Debtor and not identified as disputed, unliquidated
                                      ---
or contingent is deemed (to the extent so scheduled) to have filed a claim, and
                 ------
absent objection, such claim is deemed allowed, and therefore, entitled to vote. A creditor or interest holder may vote to accept or reject the Plan by filling out and mailing (as instructed thereon) the ballot which has been provided with this Disclosure Statement. The Court has set the time by which ballots must actually be filed; and, any ballots received after such time may not be counted.

     The bar date for filing claims against the Debtor was set by the Court at April 5, 2001 (other than claims asserted by governmental units, which must be filed on or before June 5, 2001). Regardless of whether a creditor or equity interest holder votes against the Plan, or whether the creditor or equity interest holder votes at all, such persons will be bound by the terms and treatment set forth in the Plan if the Plan is accepted by the requisite number and amount of creditors and requisite amount of interest holders and is confirmed by the Court.

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Allowance of a claim or interest for voting purposes does not necessarily mean that all or a portion of the claim will be allowed or disallowed for distribution purposes. As hereinafter disclosed and discussed in more detail, the Debtor or any party in interest may file an objection to a claim, which will then be allowed or disallowed by the Court after notice and an opportunity for hearing. Tax consequences of any of the transactions proposed by the Plan will depend upon the individual circumstances applicable to each creditor, Equity Interest holder, or other party in interest, and must of necessity include factors beyond the Debtor's knowledge.

     The various claims of creditors and interests of Equity Interest holders (i.e., the Shareholders) are all treated under the proposed Plan. If confirmed, the proposed Plan treatment is binding upon all parties regardless of whether they voted for or against the Plan. There are additional significant provisions contained throughout the Plan that impact the treatment of creditors and Equity Interest holders--please read the Plan carefully to fully understand its terms. The Plan proposes segregation of the creditors of the Debtor into separate classes, with an additional class comprising the Equity Interests of the Shareholders.

     The Debtor or others may solicit your vote. The cost of any solicitation by the Debtor will be borne by the Debtor. No other additional compensation shall be received by any party for any solicitation other than as disclosed to the Court.

     Reorganization of The Debtor Is Subject to Numerous Conditions And Variables, And There Can Be No Assurance That The Plan, as Contemplated, Will Be Effectuated. No Representations or Assurances Concerning The Debtor or The Plan Are Authorized by The Debtor Other Than as Set Forth in This Disclosure Statement. Any Representations or Inducements Made by Any Person to Secure Your Vote Which Are Other Than Herein Contained Should Not Be Relied Upon by You in Arriving at Your Decision, And Such Additional Representations or Inducements Should Be Reported to Counsel For The Debtor, Who in Turn Shall Convey Such Information to The Court For Such Action as May Be Deemed Appropriate.

     Certain materials contained in this Disclosure Statement may have been taken directly from other, readily accessible instruments or documents or digests thereof. In addition, other information may be made available, upon reasonable written request, to creditors or other parties in interest having standing to request such information. While the Debtor has made every effort to retain the meaning of any such instruments or documents or the portions thereof reiterated herein, you are advised that any reliance on the contents of such other instruments or documents

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should be predicated on a thorough review of the instruments or documents themselves, including the Plan which is attached hereto as an Exhibit.

VOTING
------

     If you are in one of the classes of creditors, Equity Interest holders, or other parties in interest whose interests are affected by the Plan, it is important that you vote. To vote to accept or reject the Plan, creditors and Shareholders or entities having Claims against the Debtor falling within any of the impaired classes should indicate their acceptance or rejection on the appropriate ballot. Any persons holding claims in more than one impaired class must file one ballot for each such class. Additional ballots may be obtained by proper written request to John A. Northen, Northen Blue, L.L.P., Post Office Box 2208, Chapel Hill, North Carolina 27515-2208, Counsel for the Debtor.

     A class of Claims (creditors) will have accepted the Plan if it is accepted by class members holding at least two-thirds (2/3) in amount and more than one-half (1/2) in number of the allowed claims of such class voting on the Plan. A class of Equity Interests (Shareholders) will have accepted the Plan if it is accepted by class members holding at least two-thirds (2/3) in amount of the allowed interests in such class voting on the Plan. You are, therefore, urged to fill in, date, sign, and promptly mail the enclosed ballot furnished to you.

     Please Be Sure to Properly Complete the Form And Legibly Identify The Name of The Claimant or Equity Interest Holder. Executed Ballots Must Be Received on or Before the Return Date Set Forth in The Ballot.

     Creditors and Shareholders Should Return Completed Ballots to the Debtor's Counsel at The Address Specified on The Ballot. Since Mail Delays May Occur, it Is Important That the Ballot or Ballots Be Mailed or Delivered Well in Advance of The Date Specified.

     Any Acceptances or Rejections of The Plan Received After the Date May Not Be Included in Any Calculation to Determine Whether The Creditors And Equity Interest Holders Have Voted to Accept or Reject The Plan.

     This Is a Solicitation by The Debtor Only and Is Not a Solicitation by The Attorneys, Accountants, or Other Professionals Who May Be Employed by The Debtor, And The Representations Made Herein Are Solely And Exclusively Those of The Debtor And Not of Such Attorneys, Accountants, or Other Professionals.

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SUMMARY OF THE PLAN
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     The Following Is a Brief Summary of Certain Provisions of the Plan and
Should Not Be Relied on for Voting Purposes in Lieu of a Thorough and Comprehensive Review of the Actual Plan Itself. The Summary Does Not Purport to Be Complete. Creditors and Equity Interest Holders Are Urged to Read the Plan to Ascertain the Effect of the Plan on Their Claims and Interests and the Other Provisions of the Plan. A Copy of the Plan Is Attached Hereto as an Exhibit. Creditors and Equity Interest Holders Are Further Urged to Consult with Their Attorneys, Tax Advisors, Financial Consultants, or Other Professionals in Order to Understand More Fully the Plan or the Effect of the Plan as to Their Particular Situation.

     The Plan proposes the distribution of the proceeds which resulted from the previous sale of substantially all assets of the estate, first in payment of Allowed Claims and then in return of investment to the holders of Equity Interests. The Debtor anticipates that there will be sufficient funds to pay all Allowed Claims in full, together with interest at the Legal Rate, and that there will be Surplus Cash available for distribution to the holders of Equity Interests. However, the claims review and reconciliation process has just begun, and the time for filing claims by governmental units has not yet expired. As a result, the Debtor is unable to state at this time the actual amount of allowed claims upon which distributions will be made, and must instead estimate the likely distributions based upon a range of probable outcomes.

     Additional provisions of the Plan deal with executory contracts, objections to Claims, funding of the Plan, and releases and discharge of obligations. Pursuant to (S)1145(a), no specimen subscription agreement, offering memorandum or circular, or prospectus has been prepared because no outside third party has been or will be solicited by the Debtor for purposes of contributing capital to fund a restructuring of the Debtor as a reorganized entity. The Debtor desires that this Plan be a consensual Plan, with all classes of creditors and equity interests voting to accept the Plan by the requisite number and/or amount required under (S)1126. In the event any class does not accept the Plan, however, the Debtor intends to request that the Plan be confirmed by the cram down provisions of (S)1129(b), with respect to such dissenting class(es). The Debtor reserves the right to modify the Plan pursuant to (S)1127, consistent with the requirement that the Plan, as modified, meets the requirements of
(S)(S)1122 and 1123.

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     Classification and Treatment of Claims and Interests. For purposes of the
     ----------------------------------------------------
Plan, the Claims of Creditors and the Interests of Equity Interest Holders are divided into the following Classes, and will receive the following treatment:

     Class 1: Cost of Administration Claims: This class includes any claim
     ---------------------------------------
entitled to administrative priority pursuant to Section 507(a)(1), including but not limited to claims for compensation of professionals (attorneys, accountants, consultants, or others) made pursuant to Section 330. Attorneys and accountants for the Debtor shall be compensated for services rendered in such capacity and reasonably necessary to the administration of this estate, upon an hourly basis and at their customary hourly rates, and in such amounts as may be determined by the Court but not to exceed reasonable compensation for such services. Nachman Hays Consulting, Inc. ("Nachman Hays"), the Debtor's consultant, shall also receive such compensation as may be allowed by the Court in connection with the sale of the Debtor's assets outside the ordinary course of business, determined as a percentage (2%) of the gross consideration paid to or for the benefit of the Debtor less a credit for interim fees allowed and paid on an hourly basis with respect to the sale of such assets.

     The claims of Class 1 shall be paid in cash, in full, on the Effective Date or as soon thereafter as the same can be determined and allowed by the Court. Interim compensation has been allowed and paid during the course of the bankruptcy proceeding, both from the pre-petition retainers provided by the Debtor and from available funds. The Debtor has estimated the additional fees and expenses which are expected to be paid after March 31, 2001 in the Liquidation Analysis which is attached as an Exhibit. As of the date of this Disclosure Statement, there are pending fee applications which total $426,830.00; and, the Debtor has estimated that an additional $290,000.00 will likely be incurred during the plan approval and consummation process.

     These costs of administration include the fees and expenses of the various professionals representing the Debtor and the Creditors Committee, the two percent commission paid to Nachman Hays on the sale of the business as a going concern, operating expenses incurred during the winding up of the business, and an adjustment to the purchase price to correct an error in the calculation of the accounts receivable transferred to Five Star. The amount of the these

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projected fees and expenses is difficult to predict with any degree of certainty, especially since the amount of time required to resolve the variances between the scheduled and the filed claims will in many instances require individual review, negotiation, and possibly objections and hearings in order to finalize the amount of the allowed claims.

     Class 2: Secured Claim of Wells Fargo: This class consists solely of the
     -------------------------------------
secured claim of Wells Fargo, evidenced by a revolving credit facility note and loan agreement, and secured by a lien upon substantially all assets of the estate. Wells Fargo asserted a secured claim in the amount of $5,175,475.43. At the closing on March 5, 2001, the undisputed portion of the Wells Fargo secured claim was paid in full, in the amount of $4,806,371.79, and sufficient funds were placed in escrow with Debtor's counsel to insure full payment of the disputed balance of such claim to the extent allowed by agreement of the parties or further orders of the Court. Subsequently, the Debtor conceded that $22,500.00 of the escrow amount was not in dispute, and this sum was paid to Wells Fargo.

     The Debtor and Wells Fargo later agreed upon a compromise and settlement of the remaining disputed portion of such Secured Claim, subject to the approval of the Court, and filed a motion seeking approval of such compromise with an attached stipulation signed by counsel for the parties. The proposed compromise has not yet been considered by the Court, but the Debtor has received no objections thereto and expects that the compromise will be approved as submitted. At such time as a Final Order has approved the proposed compromise and settlement, the Secured Claim held by Wells Fargo will be paid in full from the escrow and the balance of the funds held in escrow for such purpose shall be released and become part of the Available Cash. The amount of the proposed final payment to be made to Wells Fargo after March 31, 2001 is $155,377.66, an amount which is included in the total projected allowed claims shown on Exhibit A, which would leave approximately $191,225.98 plus accrued interest to be recovered by the Debtor from the Wells Fargo escrow for distribution to creditors and shareholders pursuant to the Plan (which is also included in the total funds available for distribution on Exhibit A). The Debtor expects that the Allowed Claims in this Class will be paid in full.

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     Class 3: Secured Claim of Triad Freightliner: This class consists solely of
     --------------------------------------------
the Secured Claim of Triad Freightliner, evidenced by two purchase orders submitted by the Debtor to Triad Freightliner pre-petition and based upon the pre-petition sales of certain chassis by Triad Freightliner to the Debtor. Triad Freightliner contended that the chassis were sold on a consignment basis, and that Triad Freightliner retained title or a security interest in such goods or the proceeds thereof. The Debtor disputed the assertion that this claim was secured, and initiated an adversary proceeding to avoid the purported lien, which is now pending before the Court. The Debtor does not dispute that some amount is owed to Triad Freightliner with respect to such pre-petition sales, but contends that such claim is an Unsecured Claim and should be treated as such under the Plan.

     In connection with the Debtor's post-petition sale of chassis supplied by Triad Freightliner pursuant to the aforesaid purchase orders, and the sale to Five Star of all the remaining chassis which had been delivered by Triad Freightliner to the Debtor pre-petition and which were in the Debtor's possession as of the Commencement Date, the purported lien of Triad Freightliner was transferred to proceeds and funds totaling $893,281.00 (the amount asserted by Triad Freightliner as a secured claim) were placed in escrow with Debtor's counsel sufficient to insure full payment of the disputed Secured Claim to the extent allowed by further orders of the Court. If the Court were to determine that the claim is indeed an Allowed Secured Claim, such claim shall be paid in full together with interest at the contract rate. However, if the Court determines or the parties agree that such claim is an Unsecured Claim, the funds held in escrow shall be included in Debtor's Available Cash and the Claim shall be included in Class 5 and paid in the manner therein provided. The Debtor expects that the Allowed Claims in this Class will be paid in full.

     Triad Freightliner filed a proof of claim in the aggregate amount of $2,035,094.97, which is included in the total scheduled/filed claims shown on Exhibit A; however, (a) $893,281.00 of this amount is the secured claim which the Debtor contends is allowable as an unsecured claim, (b) $21,576.90 of this amount is filed as an unsecured claim which the Debtor does not dispute, and (c) $1,120,237.00 of this amount is filed as an unsecured claim for undelivered goods, which obligation was assumed and assigned to Five Star as part of the sale and which is therefore no

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longer be a potential claim against the estate. Thus, only $914,857.90 is included in the total projected allowed claims shown on Exhibit A.

     Class 4:  Claims Having Priority, Excluding Any Claim Under Section 507
     -----------------------------------------------------------------------
(a)(1) of the Bankruptcy Code:  This class includes all claims entitled to
-----------------------------
priority under Section 507 of the Bankruptcy Code, exclusive of the claims provided for in Class 1 [COA Claims allowed under Section 507(a)(1)]. Such claims would include claims for wages, salaries, or commissions, including vacation, severance, and sick leave pay earned by an individual, but only to the extent of $4,300.00 for each individual earned within 90 days before the date of filing the petition. The claims of Class 4 shall be paid in cash, in full, within 30 days after the Effective Date, together with interest thereon at the Legal Rate from the Commencement Date to the date of payment; provided however,
                                                              ----------------
that in the event there is pending at the proposed Disbursement Date an objection to a claim in this class, sufficient funds will be retained in escrow to assure full payment of such claim to the extent allowed by the Court. Further, to the extent payment of such a claim would otherwise be subject to federal and state withholding taxes, the gross amount of the allowed claim together with the Debtor's matching employer taxes will be paid through the same payroll service used by the Debtor during its operations, with appropriate withholdings and deposits with the applicable federal or state agencies. Exhibit A does not attempt to separately state the total amount of the potential priority claims, which consist almost entirely of accrued vacation time, but the Debtor estimates that the full amount of these claims total less than $400,000 in the aggregate, only a portion of which would qualify as priority claims earned within the 90 days prior to the Commencement Date. The Debtor expects that the Allowed Claims in this Class will be paid in full.

     Class 5:  Unsecured Claims: This class shall include all Unsecured Claims
     ---------------------------
other than administrative claims and priority claims, including the unsecured portion of any claims listed herein as secured but which are determined to be unsecured by order of the Court or agreement of the parties after (a) valuation or liquidation of property serving as Collateral to secure said claim, or (b) avoidance of any lien securing such claim. In particular, the Debtor contends that the Secured Claim of Triad Freightliner should be included in this Class 5. Also, as noted above, the time for the Debtor or other parties in interest to review and object to claims has not expired, and in fact has only just begun. Many of the claims filed in this bankruptcy proceeding have

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already been identified by the Debtor as ones requiring an objection or at least further examination. For example, the separate unsecured claim of Triad Freightliner (for goods which Triad Freightliner contended were specially manufactured for the Debtor but not delivered as of the Commencement Date) was assumed and assigned to Five Star as part of the sale of assets, and is no longer an allowed claim against the Debtor. In addition, several parties to executory contracts or equipment leases have filed claims, and such claims have not been withdrawn although their contracts or leases were subsequently assumed and assigned to Five Star. In some instances, the amounts scheduled by the Debtor for particular claims vary significantly from the amounts claimed by those creditors.

     In the Liquidation Analysis and Distribution Projection attached as Exhibit A to the Disclosure Statement, the Debtor has attempted to set forth the expected distribution on the estimated allowed claims. In reviewing the scheduled and filed claims, the Debtor has attempted to eliminate claims which are (1) apparent duplicates, which occurs when a claim is filed and later amended one or more times, and which then appears in the claims register as multiple claims, (2) for leases or contracts which were assumed and assigned to Five Star, or (3) have been paid, in part or in full. The Debtor has also attempted to supplement the claims register with claims which were scheduled by the Debtor, but for which no proofs of claim were filed, as is required by the Bankruptcy Code. Finally, the Debtor has estimated the allowed amount of specific claims in those situations where the Debtor has sufficient information to reasonably predict the likely result of an objection, but has not reduced the estimated amount of any claim solely on the basis of a variance from the amount scheduled by the Debtor. Thus, in Exhibit A the Debtor has shown the total amount of the scheduled and filed claims, and then has deducted those claims which have been paid (secured claims and costs of administration), claims which appear as duplicates when amendments were filed, claims scheduled or filed with respect to executory contracts or leases if such agreements were assumed and assigned, and portions of claims which the Debtor can determine with a reasonable degree of certainty were filed or scheduled in an incorrect amount. As a result, the Debtor believes the aggregate outstanding amount of the projected allowed claims (secured, priority and unsecured) will be less than the funds available for payment of such claims.

     After payment of the COA Claims and the Priority Unsecured Claims, the Available Cash will be applied to the payment of the Claims of Class 5, will are to be paid in cash, in full, within 30 days after the Effective Date, together with interest thereon at the Legal Rate from the Commencement Date to the date of payment; provided however, that (i) in the event there is pending at the
            ----------------
proposed Disbursement Date an objection to a claim in this class, sufficient funds will be retained in escrow to assure full payment of such claim to the extent allowed by the Court, and (ii) in the event there are unresolved claims or objections pending at the time of the proposed Disbursement Date in sufficient number or amount such that full payment of all Allowed Unsecured Claims cannot be assured until such time as the objections are resolved, the Disbursing Agent shall make one or more interim disbursements to the extent adequate funds can be disbursed or retained in escrow, as appropriate, so as to expedite payments and also protect the interests of the holders of disputed claims in this Class.

     As set forth in Exhibit A, the Debtor estimates that there will be approximately $7,440,876 available for payment of the outstanding Allowed Claims, after payment of the pending and projected costs of administration. Also, the Debtor estimates that the total amount of Allowed Claims to be subsequently be paid from these funds will be $6,490,206, plus interest thereon from 12/8/00 to 7/8/01 of approximately $259,608. However, as noted above the claims review process has only just begun, the amount of the Allowed Claims could be somewhat higher if no objections are allowed or if the Debtor has erroneously eliminated claims which were not in fact duplicates or based upon assigned leases or contracts, and the amount of the Allowed Claims could be somewhat lower if the Debtor is able to reduce the pending claims by negotiation or objection and hearing. While the Debtor is unable to predict the degree to which such reduction might be realized, the Debtor would note that those filed claims which vary significantly from the amounts scheduled by the Debtor have an aggregate variance in excess of $1,000,000, and the Debtor believes that some net reduction in the projected amount of Allowed Claims can be realized.

     Class 6: Equity Interests: This class consists of any and all Equity
     --------------------------
Interests in the Debtor held by Shareholders as of the Effective Date. The holders of Equity Interests shall receive a pro rata distribution of all Surplus Cash, payable after all COA Claims and all Allowed Claims have been paid as provided in the Plan.

     As noted above with respect to the distributions to Unsecured Claims, the Debtor cannot at this time predict with any reasonable degree of certainty the amount of the Allowed Claims, and consequently the Debtor can only provide an estimate of the potential distributions to Shareholders which may occur. As noted on the Liquidation Analysis, the estimated funds available for distribution to Shareholders is projected at $905,854, which would be approximately $0.24 (24 cents) per share of common stock. In the event the cost of administration and/or the aggregate Allowed Claims higher than estimated, the distributions to Shareholders will be reduced; and, to the extent the costs of administration are less than projected and/or the estimated Allowed Claims are reduced by negotiations or by objections and orders of the Court, the distributions to Shareholders will be increased.

Distribution of Available Cash.  After payment of all Secured Claims in full,
-------------------------------
Available Cash shall be distributed first to payment or adequate provision for the COA Claims, then to payment of Allowed Priority Unsecured Claims, then to payment of Allowed Unsecured Claims, and finally in return of capital to the holders of Equity Interests, after taking into account all distributions made since the Commencement Date. As noted above, the Disbursing Agent shall make interim distributions if unresolved claims are such as to make full distributions premature.

Consummation.  The Debtor proposes that this Plan shall be substantially
------------
consummated when the events specified in Section 1101(2) of the Bankruptcy Code have occurred; provided however, substantial consummation shall not occur until all of the following conditions have been satisfied:

1. Entry of an order confirming the Plan (the "Confirmation Order"), which has become a Final Order; provided however, that if an appeal of the Confirmation Order is filed but no stay is granted in connection with such appeal, the Debtor may proceed with consummation of the Plan.

2. All ancillary documentation necessary to implement and confirm the Plan have been duly executed and delivered by the appropriate parties.

Liquidation Analysis.  The primary assets of the Debtor's estate consisted of
---------------------
real and personal property, including but not limited to land, buildings, accounts receivable, inventory, furniture, fixtures, machinery, equipment, and intangible assets, all of which have been sold and transferred to Five Star pursuant to prior orders of this Court. The Debtor filed a Report of Sale with the Court, reporting that the assets were sold to Five Star for an adjusted purchase price of $12,147,886.00, which was paid in cash at closing. In addition, as part of the sale Five Star agreed to assume certain obligations, which Nachman Hays valued (as part of its interim fee application) as follows:

     1.   Triad Freightliner contract for undelivered chassis. Five Star assumed
          ---------------------------------------------------
          the Debtor's obligations to purchase certain undelivered goods having a sale price of approximately $1,140,000, which Triad Freightliner contended were enforceable obligations under applicable law. Nachman Hays estimates that if the contract is assumed to be enforceable and had the contract been rejected, a claim of approximately $570,000 would have resulted, after the goods were reworked and resold by the vendor.

     2.   Dealer/distributor contracts. Five Star assumed the Debtor's
          ----------------------------
          obligations under the existing contracts with its dealers, which obligations consisted primarily of a limited commitment to repurchase certain qualifying parts inventory. Nachman Hays was unable to quantify the extent of such obligations with any certainty, but estimates the potential claims at approximately $200,000.

     3.   Customer contracts. Five Star assumed the Debtor's obligations under
          ------------------
          outstanding purchase orders from customers having a face amount of $5,095,773. Nachman Hays was unable to quantify the extent of the potential rejection claims with any certainty, but estimates that if the orders were rejected and customers had to obtain replacement goods in the marketplace, the Debtor's estate would suffer additional claims at approximately 10% of that amount, or $509,577.

     4.   Warranty Obligations. Five Star assumed the Debtor's on-going and
          --------------------
          customary warranty obligations, which had historically averaged approximately $1,000,000 per year. Nachman Hays has estimated that the Debtor's estate would suffer potential claims in such amount if the warranty obligations had not been assumed.

     As noted above, the sale proceeds were applied in payment of the Wells Fargo secured claim and outstanding costs of administration, with funds remaining for the expected payment of the Allowed Claims in full, with interest, and a distribution to Shareholders of the remaining balance. In the event the Plan were not confirmed and this case were converted to a case under Chapter 7, the assets of the estate would still be liquidated and disbursed in the same order of priority, although the delay and additional fees associated with a conversion and appointment of a trustee would probably reduce the net proceeds available for distribution to unsecured creditors and/or to shareholders.

     Consequently, it is the Debtor's opinion that the best interests of the holders of Claims or Equity Interests are served through implementation and effectuation of the Plan, which provides for an orderly liquidation of assets and timely distribution of proceeds.

MATTERS TO CONSIDER BEFORE VOTING ON THE CHAPTER 11 PLAN
--------------------------------------------------------
Who May File a Plan.  The confirmation of the Plan of Reorganization is the
-------------------
ultimate goal of the Chapter 11 proceeding involving the Debtor. Consequently, your decision whether to accept or reject the Plan must be made in the context established by the Bankruptcy Code. In a Chapter 11 case, only the Debtor may file a Plan within the exclusivity period provided by Bankruptcy Code
(S)1121(b).

Conditions Precedent to Confirmation.  There are no conditions precedent to
------------------------------------
confirmation of Debtor's Plan, except to the extent the Effective Date is defined in such a way as to be conditional upon the entry of a final order in this proceeding.

What is Necessary for Court Approval of a Plan.  Chapter 11 permits the
----------------------------------------------
readjustment of secured debt, unsecured debt and equity interests. A Chapter 11 Plan may provide for less than full satisfaction of senior indebtedness and payment of junior indebtedness, and may even provide some return to equity owners absent full satisfaction of indebtedness, so long as no impaired class votes against the Plan (except as provided below).

     Even if an impaired class votes against the Plan, implementation of the Plan is still possible so long as the Plan is fair and equitable and that class is afforded certain treatment defined by the Code. The certain treatment may be very broadly defined as giving a claimant the full value of his claim or interest. Such value is determined by the Court and balanced against the treatment afforded the dissenting class of creditors. If the latter is equal to or greater than the former, the plan may be confirmed over the dissent of that class, depending upon the treatment of junior claims and interests. In particular, senior claims must be satisfied in full prior to payment of junior claims or interests, unless the holders of senior claims agree to different treatment.

     This principle (commonly known as the "absolute priority rule") applies only in cases when a class of Unsecured Claims or equity interests is impaired and does not accept the proposed Plan. In that event, the absolute priority rule does not apply to all classes of Unsecured Claims and equity interests, but only to the dissenting class and classes junior to the dissenting class.

     In the event a class is unimpaired, it is automatically deemed to have accepted the Plan. If there is no dissenting class, the test for confirmation (i.e., approval) by the Court of a Chapter 11 Plan is whether the Plan is feasible and in the best interests of the creditors and equity interest holders. In simple terms, this test requires that creditors and equity interest holders receive more under the Plan than they would obtain if the Debtor were liquidated and the proceeds distributed in accordance with bankruptcy liquidation priorities. The Court, in considering this factor, need not consider any other alternatives to the Plan but liquidation.

     The Debtor submits that, in considering "feasibility" with respect to this Plan, the Court is only required to determine whether the Plan can be accomplished. It is the Debtor's opinion that this entails determining the availability of cash for payments required at the Effective Date, and any other factor which might make it impossible for the Reorganized Debtor to accomplish that which it proposes to accomplish in the Plan. In addition, in order to confirm a Plan the Court must find that such Plan was proposed in good faith and that the Plan and the Debtor are in compliance with the applicable provisions of Chapter 11. Finally, similar to the requirement that the Court find the Plan to be feasible, the Court must find that liquidation or further reorganization of the Reorganized Debtor is not likely to occur after implementation of the Plan, except to the extent the Plan provides for such liquidation.

     The determination by the Court that the Plan is fair, equitable and feasible occurs at the confirmation hearing after a Plan has been accepted. The Court's adjudication of these matters does not constitute an expression of the Court's opinion as to whether the Plan is a good one, nor does it constitute an opinion by the Court regarding any debt or equity interest or securities issued to creditors under the Plan.

Alternatives to the Plan.  Although this Disclosure Statement is intended to
------------------------
provide information to assist in the formation of a judgment as to whether to vote for or against the Plan, and although creditors and equity interest holders are not being offered, through that vote, an opportunity to express an opinion concerning alternatives to the Plan, a brief reminder of the likely alternatives to the Plan is in order. This alternative includes the probable liquidation of the Debtor through conversion of the case to one under Chapter 7. The Debtor believes the Plan to be in the best interests of the creditors and the equity interest holders, because the likely result of a liquidation under Chapter 7 would include the appointment of a trustee, a new notice period for the filing of claims, and additional administrative costs, and any dividend to unsecured creditors or shareholders would be substantially delayed and likely reduced in amount.

     The Debtor Has Attempted to Set Forth The Likely Alternatives to Its Proposed Plan. The Debtor Must Caution Creditors and Other Parties in Interest, However, That a Vote Must Be For or Against The Plan. The Vote on The Plan Does Not Include a Vote on The Likely Alternatives to The Plan. There Is No Assurance That The Likely Alternatives Will, in Fact, Occur If The Plan Fails to Be Accepted by The Requisite Number of Creditors And Other Interest Holders. If You Believe The Alternatives Are Preferable to The Plan And You Wish to Urge Them Upon The Court, You Should Consult Counsel As To The Appropriate Response.

Specific Considerations in Voting.  All of the foregoing gives rise to the
---------------------------------
following additional comments concerning the Plan.

     Allowance of Claims.  While the Plan provides for certain payments or other
     -------------------
distributions, such payments will apply only to Allowed Claims. Under the Bankruptcy Code, a claim may not be paid until it is "allowed". A scheduled or timely filed claim will be allowed in the absence of an objection. A claim to which an objection has been filed will be heard by the Court at a regular evidentiary hearing and may be allowed in full or in part or disallowed. While the Debtor will bear the principal responsibility for claim objections, any interested party may file claim objections. Accordingly, payment on disputed claims may be delayed until pending objections to such claims are ultimately adjudicated or settled.

     Disclosure Required by the Code.  The Code requires disclosure of certain
     -------------------------------
facts. There are no payments or promises made of the kind specified in
(S)1129(a)(4) of the Code which have not previously been disclosed to the Court.

CONCLUSION
----------

     The Debtor has provided this Disclosure Statement and the accompanying Plan in an effort to realize as much value as possible from the Debtor's assets, and to expedite the distribution of such proceeds to the holders of Allowed Claims and Equity Interests in order to minimize administrative costs and unnecessary delay. The Debtor requests your support and asks that you timely return your ballot accepting the Plan to the address indicated.

     The Materials Provided in this Disclosure Statement Are Intended to Assist You in Voting on the Plan in an Informed Fashion. If the Plan Is Confirmed, You Will Be Bound by its Terms; Therefore, You Are Urged to Review this Material and to Make Such Further Inquiries as You May Deem Appropriate, Then Cast an Informed Vote on the Plan.



                                         /s/ John A. Northen
                                     ---------------------------------------
                                     John A. Northen, NCSB 6789
                                     Northen Blue, L.L.P.
                                     Attorneys for Debtor
                                     100 Europa Dr., Ste. 550
                                     Chapel Hill, NC 27514
                                     Telephone: (919) 968-4441

                       EXHIBITS TO DISCLOSURE STATEMENT

                       Exhibit A to Disclosure Statement
               Liquidation Analysis and Projected Distributions

     Assets:

Funds on Deposit as of 3/31/01:
First Capital - cert. of deposit                                                          6,453,750.97
First Capital - Wells Fargo escrow                                                          346,780.82
First Capital - Freightliner escrow                                                         894,868.98
DIP Accounts                                                                                 29,851.36
First Capital - Money market acct                                                           457,572.75
CCB - Five Star warranties escrow                                                           143,405.11
Accrued interest, 3/31-6/30                                                                  83,232.30
------------------------------------------------------------------------------------------------------
     Sub-total                                                                            8,409,462.29

Less Known or Expected COA-11:
Northen Blue interim fee app, 2/1 - 3/31/01 (net of retainer)              56,095.00
Parker Poe interim fee app, 2/1 - 3/31/01                                  51,408.00
Nachman Hays interim fee app, 2/1 - 3/31/01 (incl comm)                   319,327.00
Five Star Manufacturing, LLC - adjustment to accounts rec.                 37,152.54
------------------------------------------------------------------------------------------------------
     Sub-total                                                            463,982.54

Less Reserves for Future COA-11:
Northen Blue (4/1 - 9/30/01)                                              100,000.00
Brooks, Pierce (2/1 - 9/30/01)                                             40,000.00
Parker Poe (4/1 - 9/30/01)                                                 50,000.00
Nachman Hays (4/1 - 9/30/01)                                               25,000.00
Corporate Investor Comm and FUNB (broker search firm; transfer
agent)                                                                     10,000.00
Laser Image Corp. Publ. (printing and dissemination of discl.
statement)                                                                  7,500.00
Nelson & Co (accounting)                                                    7,500.00

Contingency reserve                                                        50,000.00
------------------------------------------------------------------------------------------------------
     Sub-total                                                            290,000.00
------------------------------------------------------------------------------------------------------
Funds Projected for Claims                                                                7,655,479.75
------------------------------------------------------------------------------------------------------

Total all claims scheduled/filed                                                         14,051,570.79
------------------------------------------------------------------------------------------------------
Less deletion of apparent duplicates, lease claims, and apparent errors:

     Blue Ridge Diesel, duplicate claim #1                                 54,163.37
     Fuller Welding and Fabrication, duplicate claim #18                    3,231.34
     Resource Electronics, duplicate claim #38                             21,667.54
     Pivot Point, Inc., duplicate claim #41                                   124.66
     Linale Manufacturing, duplicate claim #45                             12,067.20
     OEM Controls, Inc., duplicate claim #48                                2,434.76
     General Electric Capital, lease assumed                               25,168.73
     Triad Freightliner, duplicate claim #83                               21,576.97
     Dell Financial, lease assumed                                         14,630.75
     Sunrise Fiberglass, duplicate claim # 128                            128,392.53
     IOS Capital, lease assumed                                             4,409.28
     Romar Industries, duplicate claim #152                               137,338.53
     L & H Technologies, duplicate claim #167                              64,341.82
     Berendsen Fluid, duplicate claim #190                                 39,164.64
     L & H Technologies, duplicate claim #192                              65,341.82
     Thomas Nelson, reduction in claim allowed
     (Claim filed 109,398.76, estimated at 82,499.82)                      26,898.94
     William E. Carty, Jr., reduction in claim allowed
     (Claim filed 25038.69, estimated at $18,750.00)                        6,288.69
     Otha Sneed, duplicate claim #306                                         600.00
     Blue Ridge Diesel, duplicate claim #327                               57,139.93
     William Warden, reduction in claim allowed  (Claim filed
      29120.84, estimated at 22,000.03)                                     7,180.51
     US EPA, reduction in claim allowed  (Claim filed $74,000,
      claim allowed $37,000)                                               37,000.00
     David Hancock, duplicate claim #409                                    2,528.94

     David Hancock, duplicate claim #439                               5,606.75
--------------------------------------------------------------------------------
     IBM Credit Corp, lease assumed                                   87,760.00

     DLC Leasing, lease assumed                                          899.94

     Continental Hydraulics, duplicate claim #483                      4,562.86

     Livingston & Haven, duplicate claim #528                         55,067.70

     Meritor Automotive, duplicate claim #537                         90,626.99

     Parker Poe Adams, duplicate claim #552                          101,589.03

     Sprint Telimagine, lease assumed                                  1,861.36

     Triad Freightliner, contract assumed  (Claim filed            1,120,237.07
      2,035,094.97, estimated at  914,857.90)

     Warlick Paint, duplicate claim #604                               4,468.01
--------------------------------------------------------------------------------
Subtotal of claim adjustments                                      2,204,370.66


Less administrative claims and secured claims paid:

     Nachman Hays Consulting, fee application                         42,977.06

     Wake County Revenue, taxes paid at closing                       47,651.90

     Wells Fargo, secured claim paid                               5,029,261.60

     Wells Fargo, facility fee                                        22,500.00

     International Sureties, disbursing agent bond                     8,599.00

     Willis of the Carolinas, D & O insurance                         82,500.00

     Parker Hannifin, invoices                                           693.56

     William Warden, contract services                                10,438.00

     Sprint, invoices                                                  3,945.61

     Sprint, invoices                                                  2,835.29

     First Union Corporate Trust, post petition services               2,821.66

     Town of Wake Forest, utilities                                      159.77

     United Transportation Services, invoices                          7,290.00

     Aramark Uniform Services, invoices                                  807.66

     Machine Welding, invoices                                           382.50

     Scana Energy Marketing, invoices                                 10,366.17

     PSNC Energy, invoices                                             2,871.90

     UNUM Life Insurance, invoices                                       750.12

     BP Fleet Manager, invoices                                          216.22
-------------------------------------------------------------------------------
     Willis of the Carolinas, Prop, et al  insurance                   6,575.00
     Willis of the Carolinas, liability insurance                     28,775.00
     Parker Poe, fee application                                      28,132.50
     R R Donnelly Receivables, Form 8K                                 1,185.62
     Parker Poe, invoices                                              1,004.04
     John Small, UCC Counsel, fee application                         14,443.39
-------------------------------------------------------------------------------
Subtotal of administrative and secured claims paid                 5,357,183.57
--------
------------------------------------------------------------------------------------------------------

Projected total allowed outstanding claims                                                6,490,016.56

Plus Interest at 6% (est. 7 months)                                                         259,608.24
------------------------------------------------------------------------------------------------------
Total Projected claims payout                                                             6,749,624.80


Funds Projected for Shareholders                                                            905,854.95

(Approx. $0.24 /share, on approx. 3,800,000 shares)
------------------------------------------------------------------------------------------------------

                       Exhibit B to Disclosure Statement


                     IN THE UNITED STATES BANKRUPTCY COURT
                  FOR THE EASTERN DISTRICT OF NORTH CAROLINA
                               RALEIGH DIVISION

                                       |
IN RE:                                 |
                                       |
Athey Products Corp.                   |
1839 South Main Street                 |
Wake Forest, NC 27587                  |             Case No. 00-02736-5-ATS
TIN: 36-0753480                        |
                                       |
                  Debtor               |
--------------------------------------------------------------------------------
                  PLAN OF REORGANIZATION DATED APRIL 30, 2001
--------------------------------------------------------------------------------

     Now comes Athey Products Corp., the debtor-in-possession ("Athey" or the "Debtor"), pursuant to 11 U.S.C. Section 1129, and respectfully proposes the following Plan of Reorganization.

1 INTRODUCTION On December 8, 2000 (the "Commencement Date"), the Debtor filed a voluntary petition seeking relief under Chapter 11 of the Bankruptcy Code and an Order for relief was entered in this proceeding. Following the Commencement Date, the Debtor continued to operate its business and managed its property as a debtor-in-possession. Pursuant to various orders entered by the Court in response to the Debtor's motions and after notice and hearing, the Debtor liquidated substantially all of its assets by means of a sale to Five Star Manufacturing LLC ("Five Star") but continues in existence as a corporation organized and existing under Delaware law and a publicly registered company. The Debtor now proposes this Plan as a plan of reorganization and distribution of certain funds to its creditors in payment of allowed claims with interest at the legal rate and, provided all allowed claims are satisfied in full, the remainder of
          --------
     such funds pro rata among its existing shareholders and the Debtor will cease its corporate existence and this case will be closed.

2    DEFINITIONS For purposes of this Plan and accompanying Disclosure
     -----------
     Statement, the following definitions shall apply and, unless otherwise indicated, the singular shall include the plural:

2.1  Allowed Claim or Interest:  Any claim against or interest in the Debtor (a)
     -------------------------
     for which a proof of claim or interest was filed on or before the date designated by the Court as the last day on which to file such proofs of claim or interest in this proceeding, or (b) which is listed in the Schedules filed by the Debtor (unless listed as unliquidated, disputed or contingent) and, in either case, to which (i) no objection has been filed within the applicable period of limitation fixed by the Bankruptcy Code, the Bankruptcy Rules, or Order of this Court, or (ii) an objection has been timely filed and determined by Final Order, and then only to the extent the Order allows such claim or interest.

2.2  Available Cash:  All proceeds generated from the liquidation of assets
     --------------
     after payment of secured claims having a lien upon such assets and payment or provision for costs of sale.

2.3  Bankruptcy Causes of Action: Any claim or cause of action which may be
     ---------------------------
     asserted by a trustee or a debtor-in-possession under Sections 541, 542, 543, 544, 546, 547, 548, 549, 550, or 553 of the Bankruptcy Code.

2.4  Bankruptcy Code:  Provisions of Title 11, United States Code, as amended
     ---------------
     from time to time and applicable to this case.

2.5  Bankruptcy Rules: The Federal Rules of Bankruptcy Procedure, as amended
     ----------------
     from time to time and applicable to this case.

2.6  Claim: Any right to payment, or any right to an equitable remedy for breach
     -----
     of performance if such breach gives rise to a right to payment, whether or not such right is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured.

2.7  Collateral:  Property of the Debtor which has been duly and properly
     ----------
     pledged to a creditor to secure an indebtedness, and which pledge (of whatever nature) has not been avoided or subordinated.

2.8  Commencement Date: December 8, 2000, the date the petition was filed in
     -----------------
     this proceeding, seeking relief pursuant to Chapter 11 of the Bankruptcy Code.

2.9  Consummation, Final:  The consummation of all things contained in or
     -------------------
     provided for in this Plan, and the entry of a Final Decree finally dismissing this reorganization case.

2.10 Consummation, Substantial:  The date on which the Debtor has substantially
     -------------------------
     completed all requirements of this Plan, as set forth in Section 1101 of the Bankruptcy Code or as otherwise determined by an Order of Substantial Consummation entered by this Court.

2.11 Cost of Administration Claims ("COA Claim"):  Any cost or expense of
     -------------------------------------------
     administration allowed pursuant to Section 503(b) and Section 507(a)(1) of the Bankruptcy Code, including but not limited to (a) actual and necessary expenses of protecting, preserving, operating, leasing and marketing assets of the estate, (b) post-petition costs, indebtedness, or obligations duly and validly incurred or assumed by the Debtor, (c) payments to cure defaults on executory contracts or leases assumed by the Debtor, (d) compensation and reimbursement of expenses of professionals, as provided in this Plan and allowed by the Court, and (e) reasonable compensation for any liquidating or disbursing agents appointed by the Court.

2.12 Court:  The United States Bankruptcy Court for the Eastern District of
     -----
     North Carolina, and any appellant court that exercises jurisdiction over this case.

2.13 Creditors Committee: The Official Committee of Unsecured Creditors
     -------------------
     appointed in this case.

2.14 Debtor: Athey Products Corporation.
     ------

2.15 Debtor, Reorganized: The Debtor, upon the Effective Date of the Plan.
     -------------------

2.16 Disbursing Agent: John A. Northen, or such other individual as may be
     ----------------
     appointed by the Court after notice and hearing.

2.17 Disbursement Date:  Any date on which distributions of Available Cash are
     -----------------
     to be made to creditors pursuant to terms and provisions of this Plan or upon approval of this Court.

2.18 Effective Date:  The first business day next following the date upon which
     --------------
     there is a Final Order confirming the Plan in accordance with Chapter 11 of the Bankruptcy Code.

2.19 Equity Interests: The equity interests of the Shareholders in the Debtor,
     ----------------
     determined as of the Effective Date.

2.20 Escrow Account: Any account established for the purpose of collecting,
     --------------
     maintaining, accounting and reporting for proceeds from the liquidation of assets, or with respect to the distributions which may be payable on any Claim which is disputed, to be received and disbursed pursuant to the terms of this Plan and further Orders of the Court.

2.21 Estate: The property belonging to the Debtor on the date this case was
     ------
     commenced and as defined by Section 541 of the Bankruptcy Code and other applicable law.

2.22 Final Order: An order, as to which the time to appeal or seek review or
     -----------
     rehearing has expired and as to which no motion or petition for review or rehearing is pending, or if an appeal has been filed the operation or effect of such order has not been stayed, reversed, or amended.

2.23 Final Report: A report to be filed by the Debtor with the Court upon and
     ------------
     after completion of all acts required to achieve Final Consummation of the Plan, which report shall include, but not be limited to, all information necessary to meet the reporting requirements of the Court, the Bankruptcy Administrator, and this Plan.

2.24 Legal Rate: The federal post-judgment interest rate in effect on the
     ----------
     Commencement Date, which is 6.052%.

2.25 Lien: A mortgage, judgment lien, materialman's lien, statutory lien,
     ----
     security interest, pledge, charging order, or other encumbrance on the Debtor's property, effective under applicable laws as of the Commencement Date or thereafter as authorized by Order of the Court.

2.26 Notice and Hearing: Notice and hearing as defined by Section 102 of the
     ------------------
     Bankruptcy Code.

2.27 Plan: This Plan of Reorganization dated April 30, 2001, and any
     ----
     modification thereof approved by the Court.

2.28 Pro Rata:  The proportion that each allowed claim in a particular class of
     --------
     claims or equity interests bears to the aggregate of all allowed claims or equity interests in that Class on the relevant date.

2.29 Secured Claim:  An allowed claim that arose or accrued prior to the
     -------------
     Commencement Date that is secured by a Lien which has not been avoided, to the extent of the value of the Collateral subject to such Lien, as determined under Section 506 of the Bankruptcy Code.

2.30 Secured Creditor:  A creditor holding a Secured Claim.
     ----------------

2.31 Shareholder: A person or entity holding shares of common stock in the
     -----------
     Debtor as of the Effective Date.

2.32 Special Committee: A committee consisting solely of the current members of
     -----------------
     the Debtor's board of directors or their designees, which will continue in office after the Effective Date for the sole purpose and shall retain the sole power and responsibility for consummation of the Plan, including but not limited to administering objections to claims, fee applications, pursuit or settlement of any claims or causes of actions, and any other steps necessary to enforce and implement the Plan as confirmed by the Court. The present officers and directors of the Debtor may resign as of the Effective Date, and the Special Committee shall discharge all functions of the Debtor's officers or directors with respect to consummation and implementation of the Plan.

2.33 Surplus Cash: Any remaining Available Cash after payment of Costs of
     ------------
     Administration and all Allowed Claims to the extent and in the manner provided in this Plan.

2.34 Triad Freightliner: Triad Freightliner of Greensboro, Inc., its successors
     ------------------
     or assigns.

2.35 Unsecured Priority Claim: An allowed claim that arose or accrued prior to
     ------------------------
     the Commencement Date, that is unsecured and is entitled to priority under
     Section 507 or Section 364 of the Bankruptcy Code.

2.36 Unsecured Priority Creditor: A creditor holding an Unsecured Priority
     ---------------------------
     Claim.

2.37 Unsecured Claim:  An allowed claim that arose or accrued prior to the
     ---------------
     Commencement Date, that is unsecured and is not entitled to be treated as a COA Claim or as an Unsecured Priority Claim.

2.38 Unsecured Creditor:  A creditor holding an Unsecured Claim.
     ------------------

2.39 Wells Fargo:  Wells Fargo Business Credit, Inc., its successors or assigns.
     -----------

3    THE PLAN OF REORGANIZATION  The Plan is based upon the Debtor's belief
     --------------------------
     that the best interests of creditors, shareholders, and other parties in interest would be served by an expeditious liquidation of all assets and distribution of Available Cash in the order of priority set forth in the Bankruptcy Code. Creditors and Shareholders consist of the following claims or interests, are divided into classes, and will be treated by the Plan, as follows:

3.1  Class 1: Cost of Administration Claims:  This class includes any claim
     ---------------------------------------
     entitled to administrative priority pursuant to Section 507(a)(1), including but not limited to claims for compensation of professionals (attorneys, accountants, consultants, or others) made pursuant to Section 330.

3.1.1  Treatment:  Class 1 claims shall be allowed upon due request or
       ---------
     application and in such amounts as may be determined by the Court after notice and hearing. Attorneys and accountants for the Debtor shall be compensated for services rendered in such capacity and reasonably necessary to the administration of this estate, upon an hourly basis and at their customary hourly rates, and in such amounts as may be determined by the Court but not to exceed reasonable compensation for such services. Nachman Hays Consulting, Inc. ("Nachman Hays"), the Debtor's consultant, shall also receive such compensation as may be allowed by the Court in connection with the sale of the Debtor's assets outside the ordinary course of business, determined as a percentage (2%) of the gross consideration paid to or for the benefit of the Debtor less a credit for interim fees allowed and paid on an hourly basis with respect to the sale of such assets. The claims of Class 1 shall be paid in cash, in full, on the Effective Date or as soon thereafter as the same can be determined and allowed by the Court.

3.1.2  Impairment:  This Class is not impaired.
       ----------

3.2    Class 2: Secured Claim of Wells Fargo:  This class consists solely of the
       -------------------------------------
       secured claim of Wells Fargo, evidenced by a revolving credit facility note and loan agreement, and secured by a lien upon substantially all assets of the estate.

3.2.1  Treatment:  In connection with the Debtor's sale of substantially all
       ---------
       assets of the estate to Five Star, the lien of Wells Fargo was transferred to proceeds. At the closing on March 5, 2001, the undisputed portion of the Wells Fargo secured claim was paid in full, and sufficient funds were placed in escrow with Debtor's counsel to insure full payment of the disputed balance of such claim to the extent allowed by agreement of the parties or further orders of the Court. The Debtor and Wells Fargo agreed upon a compromise and settlement of the disputed portion of such Secured Claim, subject to the approval of the Court, and filed a motion seeking approval of such compromise with an attached stipulation signed by counsel for the parties. At such time as a Final Order has approved the proposed compromise and settlement, the Secured Claim held by Wells Fargo shall be paid in full from the escrow and the balance of the funds held in escrow for such purpose shall be released and become part of the Available Cash.

3.2.2  Impairment:  This Class is not impaired.
       ----------

3.3    Class 3: Secured Claim of Triad Freightliner:  This class consists solely
       --------------------------------------------
       of the Secured Claim of Triad Freightliner, evidenced by two purchase orders submitted by the Debtor to Triad Freightliner pre-petition and based upon the pre-petition sales of certain chassis by Triad Freightliner to the Debtor. The Debtor disputes the assertion that this claim is secured, and has initiated an adversary proceeding which is now pending before the Court to avoid the purported lien absent a consensual resolution of the dispute. The Debtor does not dispute that some amount is owed to Triad Freightliner with respect to such pre-petition sales, but contends that such claim is an Unsecured Claim and should be treated as such under the Plan.

3.3.1  Treatment:  In connection with the Debtor's post-petition sale of chassis
       ---------
       supplied by Triad Freightliner pursuant to the aforesaid purchase orders, and the sale to Five Star of all the remaining chassis which had been delivered by Triad Freightliner to the Debtor pre-petition and which were in the Debtor's possession as of the Commencement Date, the purported lien of Triad Freightliner was transferred to proceeds and sufficient funds were placed in escrow with Debtor's counsel to insure full payment of the disputed Secured Claim to the extent allowed by further orders of the Court. If the Court were to determine that the claim was indeed an Allowed Secured Claim, such claim shall be paid in full from the funds held in escrow, together with such interest or costs as may be allowed (if any) under applicable law; and, if the Court determines or the parties agree that such claim is an Unsecured Claim, the funds held in escrow shall be included in Debtor's Available Cash and the Claim shall be included in Class 5 and paid in the manner therein provided.

3.3.2  Impairment:  This Class is impaired.
       ----------

3.4    Class 4:  Claims Having Priority, Excluding Any Claim Under Section 507
       -----------------------------------------------------------------------
       (a)(1) of the Bankruptcy Code:  This class includes all claims entitled
       -----------------------------
       to priority under Section 507 of the Bankruptcy Code, exclusive of the claims provided for in Class 1 [COA Claims allowed under Section 507(a)(1)].

3.4.1  Treatment:  The claims of Class 4 shall be paid in cash, in full, within
       ---------
       30 days after the Effective Date, together with interest thereon at the Legal Rate from the Commencement Date to the date of payment; provided
                                                                     --------
       however, that in the event there is pending at the proposed Disbursement
       -------
       Date an objection to a claim in this class, sufficient funds will be retained in escrow to assure full payment of such claim to the extent allowed by the Court.

3.4.2  Impairment:  This Class is impaired.
       ----------

3.5    Class 5:  Unsecured Claims:  This class shall include all Unsecured
       --------------------------
       Claims, including the unsecured portion of any claims listed herein as secured but which are determined to be unsecured by order of the Court or agreement of the parties after (a) valuation or liquidation of property serving as Collateral to secure said claim, or (b) avoidance of any lien securing such claim.

3.5.1  Treatment:  The Claims of Class 5 will be paid in cash, in full, within
       ---------
       30 days after the Effective Date, together with interest thereon at the Legal Rate from the Commencement Date to the date of payment; provided
                                                                     --------
       however, that (i) in the event there is pending at the proposed
       -------
       Disbursement Date an objection to a claim in this class, sufficient funds will be retained in escrow to assure full payment of such claim to the extent allowed by the Court, and (ii) in the event there are unresolved claims or objections pending at the time of the proposed Disbursement Date in sufficient number or amount such that full payment of all Allowed Unsecured Claims cannot be assured until such time as the objections are resolved, the Disbursing Agent shall make one or more interim disbursements to the extent adequate funds can be disbursed or retained in escrow, as appropriate, so as to expedite payments and also protect the interests of the holders of disputed claims in this Class.

3.5.2  Impairment:  This Class is impaired.
       ----------

3.6    Class 6: Equity Interests:  This class consists of any and all Equity
       --------------------------
       Interests in the Debtor held by Shareholders as of the Effective Date.

3.6.1  Treatment:  The Equity Interests shall be subordinate to the payment of
       ---------
       all allowed Claims as provided above. The holders of Equity Interests shall receive a pro rata distribution of all Surplus Cash, payable after all COA Claims and all Allowed Claims have been paid as provided in the Plan, and the existing shares of common stock shall be cancelled.

3.6.2  Impairment:  This Class is impaired.
       ----------

4      MEANS FOR EXECUTION OF THE PLAN  The Debtor shall execute and consummate
       -------------------------------
       the Plan as follows:

4.1    Sale of Assets: The Debtor has sold substantially all of its tangible and
       --------------
       intangible assets pursuant to orders of the Court after notice and hearing; the sale proceeds were applied in payment of the undisputed portion of the Wells Fargo Secured Claim and to fund the escrows required for the disputed Secured Claims of Wells Fargo and Triad Freightliner;

       and, all remaining sale proceeds were retained by the Debtor for payment of costs of administration and distribution pursuant to the Plan and orders of the Court.

4.1.1 At the Effective Date the Debtor will transfer all of its cash or cash-equivalent assets to the Disbursing Agent, and the Reorganized Debtor shall retain only those corporate books and records (the "Retained Assets") deemed necessary to maintain its corporate existence (i.e.- articles of incorporation or organization and any amendments thereto, bylaws, minutes of meetings of the board of directors, and shareholder lists) pending Final Consummation and the closing of this case.

4.2    Disbursing Agent. The Disbursing Agent shall be appointed in the
       ----------------
       Confirmation Order and on or before the Effective Date shall receive all the Debtor's funds on deposit, along with all subsequent receipts realized by the Reorganized Debtor pursuant to the Plan. The Disbursing Agent shall keep and maintain such funds in a trust account approved by the Court, and shall make distributions thereafter and from time to time as set forth in the Plan. The Reorganized Debtor shall retain none of the Debtor's cash or other assets of any kind post-consummation of the Plan, except as specifically provided for herein with respect to certain corporate records. All claims against the Debtor and arising prior to the Effective Date shall be transferred to the account(s) vested in the Disbursing Agent.

4.3    Special Committee. At the Effective Date, the Debtor shall appoint the
       -----------------
       Special Committee consisting solely of the current members of the Debtor's board of directors or their designees, which will continue in office after the Effective Date for the sole purpose and shall retain the sole power and responsibility for consummation of the Plan, including but not limited to administering objections to claims, fee applications, pursuit or settlement of any claims or causes of actions, and any other steps necessary to enforce and implement the Plan as confirmed by the Court. The present officers and directors of the Debtor may resign as of the Effective Date, and the Special Committee shall discharge all functions of the Debtor's officers or directors with respect to consummation and implementation of the Plan.

4.4    Distributions to Shareholders. All rights or interests of the current
       -----------------------------
       holders of Equity Interests in the Debtor (the Shareholders) as of the Effective Date (which shall be the

       "Record Date" for purposes of the treatment of the Equity Interests) shall be transferred to the Escrow Account(s) vested in the Disbursing Agent, and the Shareholders shall be entitled to receive a cash distribution from the Disbursing Account as a return on investment, equal to a pro rata share of the Surplus Cash remaining in the Disbursing Account after all other Plan obligations have been paid or satisfied in full, based upon their pro rata ownership of the Debtor prior to the issuance of new shares as described above.

4.5    Bankruptcy Causes of Action:  The Debtor may analyze and pursue, to the
       ---------------------------
       extent deemed cost effective, any Bankruptcy Causes of Action. However, the Debtor does not believe any causes of action can be pursued with respect to any Bankruptcy Causes of Action if the Plan results in payment in full of Unsecured Claims, as insolvency is an element of most such actions. In the event any Bankruptcy Causes of Action are to be pursued, the Creditors Committee shall be responsible for any causes of action with respect to "insiders" as defined in the Bankruptcy Code or any other causes of action which the Special Committee believes should be handled by the Creditors Committee.

4.6    Funding on the Effective Date: The Debtor believes that the proceeds for
       -----------------------------
       the sale of the Debtor's assets have generated sufficient funds to fund the Plan, pay all Allowed Claims in full, together with interest at the Legal Rate, and to disburse Surplus Proceeds pro rata among the holders of Equity Interests.

4.7    Post-Confirmation Operations of the Business: The Reorganized Debtor
       ---------------------------------------------
       shall be authorized to continue in existence after confirmation, and the Court shall retain limited jurisdiction in order to wind up the Debtor's bankruptcy case as set forth below. In particular, the Debtor under the direction of the Special Committee shall be responsible for prosecuting or compromising objections to claims, and except as provided below, the Debtor may continue, institute, or abandon such legal actions as the Debtor deems necessary which have not been expressly waived or otherwise affected by the sale of assets. All causes of action brought by the Debtor shall be brought in the United States Bankruptcy Court, and are to be governed by Bankruptcy Rule 7001 et seq. Any
                                           -- ---
     compromise or other settlement of a controversy by the Debtor shall be approved in accordance with the Bankruptcy Rules.

4.8  Property Dealt With by The Plan And Executory Contracts:  All property of
     -------------------------------------------------------
     the estate is dealt with by this Plan. The Debtor has previously filed motions to (a) sell substantially all assets and (b) to reject, or to assume and assign, to Five Star Manufacturing LLC, all unexpired executory contracts and leases, with the exception of the Collective Bargaining Agreement which has expired by its own terms. The Court's prior Orders approving the sale, the transfer of liens to proceeds, and the assumption and assignment (or rejection) of certain executory contracts and leases are incorporated herein by reference. Any other executory contracts or leases which are existing on the Effective Date, excluding any which may then be subject to a pending motion to assume and assign, are and shall be deemed rejected by the Debtor as of the Effective Date without further notice or hearing.

5    FINANCIAL INFORMATION  The following information shall be provided or made
     ---------------------
     available to creditors and parties in interest:

5.1  Monthly Reports  A monthly report for each month the Debtor has been in
     ---------------
     possession of its assets under the supervision of the Court has been and shall continue to be filed with the Court until substantial consummation, and thereafter a quarterly report shall be filed until the filing of the Final Report. The Debtor shall cause such monthly or quarterly reports to set forth and disclose the aggregate receipts and disbursements, the funds on deposit and the location of such accounts, any unpaid but accrued payables or obligations, and such other information as has been heretofore provided or which is reasonably necessary to accurately disclose the financial condition of the Debtor's estate. The Debtor shall file such reports by the 20th day of the next following month or quarter, and at the same time shall serve a copy thereon upon the Bankruptcy Administrator and any other party in interest making a written request therefore. In addition, the Debtor has and shall continue to file a Form 8-K with the monthly report attached, within 15 days after the monthly report is filed with the Court.

5.2  Financial Information on Record. The Schedules of Assets and Liabilities,
     --------------------------------
     and the Statement of Financial Affairs, may be inspected by interested parties in order to obtain a broader financial picture of the Debtor and the Debtor's estate. These documents may be examined in the office of the Clerk of the United States Bankruptcy Court, 300 Fayetteville Street Mall, Second Floor, Raleigh, N.C.

6    PROVISIONS FOR IMPAIRED CREDITORS OR SHAREHOLDERS NOT ACCEPTING PLAN  With
     --------------------------------------------------------------------
     respect to any Class of creditors impaired by and not accepting this Plan by the requisite majority in number and two-thirds (2/3) in dollar amount of those casting ballots, adequate protection for the realization by them of the value of their claim shall be provided in the Order confirming the Plan by such method as will, in the opinion of the Bankruptcy Judge, and consistent with the circumstances of the case, fairly and equitably provide such protection in accordance with the applicable provisions of the Bankruptcy Code. With respect to the holders of Equity Interests of the Debtor, the existing Equity Interests shall receive a pro rata distribution of Surplus Cash, and no junior interests shall receive any property or distribution of any kind.

7    PROVISIONS FOR DISCHARGE AND RELEASE.  As the Debtor's business assets have
     ------------------------------------
     been liquidated, and the Plan provides for the Reorganized Debtor to cease existence at or about the time when the Plan has been fully consummated and the case is closed, the Plan does not provide for a discharge of any claims or liabilities against, or interests in, the Debtor or its estate. However, all proceedings and court actions seeking to establish or enforce pre-petition liabilities and claims of any nature against the Debtor, including but not limited to any claims of a derivative nature, or any priorities received or retained by any creditor with respect to debts and obligations of the Debtor, shall be permanently stayed and treated as specifically provided for in this Plan.

8    PROVISIONS FOR RETENTION OF JURISDICTION AND PROSECUTION AND DEFENSE OF
     -----------------------------------------------------------------------
     CLAIMS AND CAUSES OF ACTION  The Court shall retain and may exercise
     ---------------------------
     jurisdiction for determination in this proceeding of any objections to claims not disposed of prior to the entry of the Order of confirmation of the Plan, the final determination of any Bankruptcy Causes of Action or other claims belonging to the Debtor, and any other matters which might affect the Debtor, the Reorganized Debtor, or the consummation of this Plan, including but not limited to the following:

8.1    Jurisdiction: Until the case is closed, the Court shall retain
       ------------
       jurisdiction pursuant to Bankruptcy Rule 3020(d) to ensure that the purpose and intent of the Plan is carried out. The Court shall also retain jurisdiction to hear and determine all claims against the Debtor; to hear, determine, and enforce all causes of action (including all Bankruptcy Causes of Action) arising in, arising under, or related to this case and which may exist on behalf of the Debtor; and, to confirm after notice and hearing (except as otherwise provided herein) any proposed compromise or settlement thereof. Nothing contained herein shall prevent the Debtor from taking such action as may be necessary in the enforcement of any cause of action which may exist on its behalf, and nothing contained herein shall prevent any creditor from enforcing any claim it may have against third parties who may be liable as a result of the Debtor's obligations to such creditor.

8.2    Causes of Action: Notwithstanding the vesting of assets in the
       ----------------
       Reorganized Debtor upon confirmation and consummation of the Plan, the Debtor shall retain the right and standing to assert and the Special Committee shall have the right to commence, pursue, settle, compromise, abandon, waive, or release any claim or cause of action which may exist on behalf of the Debtor (including specifically the Bankruptcy Causes of Action) which accrued and were asserted or capable of assertion by the Debtor as a debtor-in-possession as of the Commencement Date. The Creditors Committee shall be responsible for any Bankruptcy Causes of Action with respect to "insiders" as defined in the Bankruptcy Code, or any other causes of action which the Special Committee believes should more appropriately be handled by the Creditors Committee.

8.3    Specific Retention of Powers: In addition to the general provisions set
       ----------------------------
       forth above, the Court shall retain sole jurisdiction of this case pursuant to the provisions of Chapter 11 of the Bankruptcy Code for the following purposes, inter alia:

8.3.1 To classify, allow or disallow Claims and Interests, to direct distributions of funds under the Plan, and to hear and determine any controversies pertaining thereto.

8.3.2 To hear and determine any and all applications, adversary proceedings or other matters arising out of or related to the Plan;

8.3.3 To enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, reversed, revoked or vacated;

8.3.4 To liquidate or estimate the amount of any claim, or to determine the manner and time for such liquidation or estimation in connection with any contingent or unliquidated claim;

8.3.5 To adjudicate all disputes with respect to claims or any lien on any property of the Debtor or proceeds thereof;

8.3.6 To adjudicate all claims or controversies arising during the pendency of this case;

8.3.7 To recover all assets and properties of the Debtor, wherever located, including recoveries on all claims and causes of action brought by the Debtor prior or subsequent to the Effective Date or capable of being brought by the Debtor prior or subsequent to the Effective Date which are not released, settled or otherwise compromised by the terms of this Plan;

8.3.8 To hear and determine matters covering federal, state, and local taxes pursuant to Sections 346, 1146, 505 and 525 of the Bankruptcy Code;

8.3.9 To allow fees and reimbursement of the expenses of professional persons employed during this case or any other person or entity applying for compensation;

8.3.10 To construe or enforce the Plan so as to effectuate payments thereunder or to compel performance by any person to the extent reasonably necessary to achieve Final Consummation in accordance with the provisions hereof;

8.3.11 To make and enforce such orders as are necessary or appropriate to carry out the provisions of the Plan;

8.3.12 To enter such orders as may be necessary and proper for the orderly administration of the Debtor's affairs;

8.3.13 To protect and preserve the leases and other executory agreements between various third parties and the Debtor or its affiliates or subsidiaries, and to assure that all terms of those agreements are honored to the extent and in the event that such agreements are assumed under this Plan; and

8.3.14 To decide such other matters and for such other purposes as may be provided for in the Confirmation Order.

9       PROVISIONS FOR AMENDMENT OF THE PLAN  The Plan may be modified as
        ------------------------------------
        follows:

9.1     Non-material Amendment:  This Plan may be altered or modified by the
        ----------------------
        Debtor after its submission for acceptance and before or after its confirmation, without notice and hearing, if the alteration or modification does not adversely change the treatment of any Claim or Equity Interest as provided in Section 1127 of the Bankruptcy Code and in Bankruptcy Rule 3019.

9.2     Material Amendment:  This Plan may be altered or modified by the Debtor
        ------------------
        after submission for acceptance and before or after confirmation in a manner which adversely affects the interests of any Claim or Equity Interest only after notice and hearing before the Court for the confirmation of such alteration or modification, as provided in Section 1127 of the Bankruptcy Code.

10      DISPUTED CLAIMS AND OBJECTIONS TO CLAIMS
        ----------------------------------------

10.1    Claims: The Debtor or any party in interest may file an objection to any
        ------
        claim within fifteen (15) days after the Effective Date of the Plan. Objections not filed within such time shall be deemed waived unless the period within which to file objections to claims is extended by Order of this Court.

10.2    Reserves: Any claim, or portion thereof, which is to be paid in cash
        --------
        under the Plan and which is challenged by the Debtor or any party in interest, shall be protected by requiring the Disbursing Agent to segregate and set aside a reserve sufficient to treat said claim in the same fashion as though the objection were denied. The reserve so segregated shall be distributed in accordance with the provisions of the Plan in the event the objection is overruled or a dispute is resolved in part or in full in favor of the party asserting the claim. In the event the disputed claim is disallowed in part or in full, the retained cash so segregated and not distributable to the claimant shall become Available Cash for distribution in accordance with the provisions of this Plan, with the disallowed claimant being excluded from the appropriate Class to the extent the claim is disallowed.

11   GENERAL PROVISIONS
     ------------------

11.1 Exculpation. Neither the Debtor, the Creditors Committee, the Special
     -----------
     Committee nor the Disbursing Agent, nor any of their respective members, officers, directors, employees, advisors, attorneys, accountants, consultants or agents shall have or incur any liability for or to any holder of a Claim or Equity Interest for any act or omission in connection with, or arising out of, the pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for willful misconduct or gross negligence, and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

11.2 Binding Effect. The Plan shall be binding upon and inure to the benefit of
     --------------
     the Debtor, the holders of Claims, the holders of Equity Interests, and their respective successors and assigns.

11.3 Term of Injunctions or Stays. Unless otherwise provided in the Plan or in
     ----------------------------
     the Order confirming the Plan, all injunctions or stays provided for Chapter 11 cases under Section 105 or 362 of the Bankruptcy Code or otherwise in existence on the date this case is confirmed shall remain in full force and effect until the entry of a Final Decree dismissing the case.

11.4 Notices. Any notice required to be provided to parties in interest under
     -------
     the Bankruptcy Code or Rules or under the Plan shall be in writing and served by (a) regular mail, postage prepaid, (b) hand delivery, or (c) overnight delivery service, addressed to the appropriate parties and with copies of any such notice to be sent to (i) the office of the Bankruptcy Administrator, Attn: Marjorie Lynch, 300 Fayetteville Street Mall, Room 412, P.O. Drawer 3039, Raleigh, NC 27602-3039, (ii) counsel for the Debtor, Northen

     Blue, LLP, Attn: John A. Northen, PO Box 2208, Chapel Hill, NC 27515, and
     (iii) counsel for the Creditors Committee, Brooks Pierce McLendon Humphrey & Leonard, LLP, Attn: John H. Small, 230 N. Elm St., Ste 2000, PO Box 26000, Greensboro, NC 27420-6000.

11.5 Governing Law.  Unless a rule of law or procedure is supplied by federal
     -------------
     law including the Bankruptcy Code and the Bankruptcy Rules, or, as to corporate matters, the laws of the jurisdiction in which the Debtor is incorporated, the laws of the State of North Carolina shall govern the construction and implementation of the Plan and any agreements, documents, and instruments executed in connection with the Plan.

11.6 Non-material Modifications.  The Plan describes in general outlines the
     --------------------------
     means for the execution thereof, and the Debtor, with the approval of the Court, may, insofar as it does not materially or adversely affect the interest of creditors, correct any defect or omission or reconcile any inconsistency in such manner or to such extent as may be necessary or expedient to carry out the Plan effectively.

    RESPECTFULLY SUBMITTED, this the 30th day of April, 2001.



                                      /s/ John A. Northen
                                    -----------------------------
                                    John A. Northen, NCSB 6789
                                    Northen Blue, LLP
                                    Counsel for the Debtor
                                    100 Europa Dr., Ste 550
                                    P.O. Box 2208
                                    Chapel Hill, N.C. 27515-2208